Exhibit 3.2

AMERON INTERNATIONAL CORPORATION
(a Delaware corporation)
BYLAWS
(Restated with amendments
through August 4, 2010)

ARTICLE I.

Offices

SECTION 1.01.  Registered Office.  The registered office of AMERON INTERNATIONAL CORPORATION (the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 1.02.  Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II.

Meetings of Stockholders

SECTION 2.01.  Annual Meetings.  Annual Meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

SECTION 2.02.  Special Meetings.  Special meetings of the stockholders of the Corporation for any purpose may only be called in accordance with the provisions of the Certificate of Incorporation.

SECTION 2.03.  Place of Meetings.  All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may be designated by the Board.

SECTION 2.04.  Notice of Meetings.  Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless.  Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required.  Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.05.  Quorum.  Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof.  In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.06.  Voting.

       (a)  Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

           (i)  on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

          (ii)  if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

       (b)  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledges to vote thereon, in which case only the pledges, or his proxy, may represent such stock and vote thereon.  Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

       (c)  Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy.  At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.  The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 2.07.  List of Stockholders.  The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.08.  Judges.  If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote.  Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability.  Such judges shall decide upon the qualifications of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question.  Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation.  The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

SECTION 2.09.  Action Without Meeting.  No action shall be taken by the stockholders except at an annual or special meeting of stockholders.  No action shall be taken by stockholders by written consent.

SECTION 2.10.  Notice of Stockholder Business and Nominations.

       (a)  Annual Meeting.

           (i)  Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a).

           (ii)  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action.  To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

               (A)  as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

               (B)  as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

               (C)  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business  is proposed:

                   (1)  the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

                   (2)  the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below), and

                   (3)  a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

               (D)  as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner:

                   (1)  the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below),

                   (2)  a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below), and

                   (3)  a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below).

         (iii)  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director.  Notwithstanding anything in Section 2.10(a)(ii) above to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10(a) shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10, and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

          (iv)  This Section 2.10(a) shall not apply to a proposal or nomination proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal or nomination at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal or nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

           (v)  Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased by more than 50% of its previous size and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

       (b)  Special Meeting.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by paragraph (a)(ii) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

       (c)  General.

           (i)  Except as otherwise provided by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10.  The Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10.  If any proposed nomination or business was not made or proposed in compliance with this Section 2.10, then except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the times frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

          (ii)  For purposes of this Section 2.10, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.  For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing):  (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

ARTICLE III.

Board of Directors

SECTION 3.01.  General Powers.  The property, business and affairs of the Corporation shall be managed by the Board.

SECTION 3.02.  Number and Term of Office.  The number of directors shall not be less than six (6) nor more than eleven (11), the exact number of which shall be fixed by Bylaw duly adopted by the Board.  The number of directors of the Corporation shall be seven (7).  The Board shall be divided into three classes, Class I, Class II and Class III.  Such classes shall be as nearly equal in number of directors as possible.  Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1987, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1988 and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in 1989.  Directors need not be stockholders.  Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.03.  Election of Directors.  In any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal (i) the number of votes which (except for this Section as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each stockholder may cast all of such votes for a single director or for any two or more of them as he may see fit.

SECTION 3.04.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05.  Vacancies.  Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum.  Each director so chosen to fill a vacancy shall hold office for the unexpired term of his predecessor or until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.06.  Place of Meeting, Etc.  The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.  Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.07.  First Meeting.  The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

SECTION 3.08.  Regular Meetings.  Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday.  Except as provided by law, notice of regular meetings need not be given.

SECTION 3.09.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, electronic transmission (including email) or other form of recorded communication or be delivered personally not less than twenty-four (24) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.10.  Quorum and Manner of Acting.  Except as otherwise provided in these Bylaws or by law, the presence of a majority of the number of directors then currently specified as the size of the Board pursuant to Section 3.02 of these Bylaws shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.  The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.11.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 3.12.  Removal of Directors.  Subject to the provisions of the Certificate of Incorporation, a director may be removed at any time, for cause only.

SECTION 3.13.  Compensation.  The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board.  The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board.  Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 3.14.  Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of such absent or disqualified member.

ARTICLE IV.

Officers

SECTION 4.01.  Officers, Election and Removal.  The officers of the Corporation shall be a President, a Secretary, and a Treasurer.  The Corporation may also have, at the discretion of the Board, a Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as may be elected by the Board.  Any two or more offices may be held by the same person except that the office of President and the office of Secretary may not be held by the same person.

The officers of the Corporation shall be elected annually by the Board at their first meeting after the annual meeting of the stockholders and, unless they shall sooner resign, be removed or become disqualified, shall hold office until their respective successors shall be elected and qualify.

The Chairman of the Board shall be elected from among the directors.

Any officer may be removed either with or without cause by a majority of the directors at the time in office at any regular or special meeting of the Board.

SECTION 4.02.  Chairman of the Board.  The Chairman of the Board, if there shall be one, or the President, if there shall not, shall preside at all meetings of the stockholders and of the Board.  The Chairman of the Board shall, ex officio, be a member of the Executive Committee, if there be one.  The Chairman of the Board, if there shall be one, shall be a director who is independent from the Corporation. For purposes of this Section, “independent” has the meaning set forth in the New York Stock Exchange (the “NYSE”) listing standards, unless the Corporation’s common stock ceases to be listed on the NYSE and is listed on another exchange, in which case such exchange’s definition of independence shall apply.  If the Board determines that a Chairman who was independent at the time he or she was selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of this Section within 60 days of such determination.  Compliance with this Section shall be excused if no director who qualifies as independent is elected by the stockholders or if no director who is independent is willing to serve as Chairman of the Board.  This Section shall apply prospectively, so as not to violate any contractual obligation of the Corporation in effect on August 4, 2010.

SECTION 4.03.  Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.  The Chief Executive Officer, if there shall be one, or the President, if there shall not, shall be responsible to the Board for all actions and activities of the Corporation.  If there shall be a Chief Executive Officer, the President shall have such powers and perform such duties as may be delegated to him by the Chief Executive Officer or the Board.

Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such powers and perform such duties as may be delegated to them by the Chief Executive Officer, the President or the Board.

SECTION 4.04.  Secretary.  The Secretary shall issue notices for all meetings, shall keep their minutes, shall have charge of the seal and the Corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board.  He shall also keep at the principal office of the corporation or cause to be kept at the office of the Corporation’s transfer agent, a stock transfer book, and he shall keep or cause to be kept by the Corporation’s registrar, a share registry book.  The Secretary may be required to perform such duties of the Treasurer as may be assigned to him from time to time.

SECTION 4.05.  Treasurer.  The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account.  He shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  He shall perform all other duties incident to his office or that are properly required of him by the Board.  He shall give the Corporation a bond, if required by the Board, in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 4.06.  Incapacity.  In case of the absence or inability of any officer of the Corporation to act and of any person herein authorized to act in his place, the Board may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom they may select.

SECTION 4.07.  Vacancies.  Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

SECTION 4.08.  Other officers.  The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 4.09.  Salaries.  The salaries of all officers and agents of the Corporation shall be fixed by the Board.  Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

ARTICLE V.

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.01.  Execution of Contracts.  The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.02.  Checks, Drafts, Etc.  All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.  Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 5.03.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board and shall be drawn out only by check signed by persons designated, from time to time, by resolution of the Board.

SECTION 5.04.  General and Special Bank Accounts.  The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI.  A

Shares and Their Transfer

SECTION 6.01.  Certificates for Stock.  Shares of the Corporation’s stock may be certificated or uncertificated; provided, however, that every  owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.  The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.  Any of or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  A record shall be kept of the respective names of the persons, firms or corporations owning the Corporation’s stock whether or not represented by such certificates, the number and class of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Upon a holder’s request, the Corporation shall provide evidence of ownership of such holder’s uncertificated shares.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificated or uncertificated shares  shall be issued in exchange for any existing certificate until such existing certificate shall have been  cancelled, except in cases provided for in Section 6.04.

SECTION 6.02.  Transfers of Stock.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purpose as regards the Corporation.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 for such shares properly surrendered and the payment of all taxes thereon.    Upon surrender of a certificate of shares to the Corporation or its transfer agent or transfer clerk, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require, the Corporation shall cancel the old certificate and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books.  Upon receipt of proper transfer instructions from the holder of uncertificated shares, and of payment of transfer taxes as the Corporation or its agents may require, the Corporation shall cancel such uncertificated shares and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.03.  Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.04.  Lost, Stolen, Destroyed, and Mutilated Certificates.  In any case of loss, theft, destruction, or mutilation of any certificate of stock, the Corporation may issue new equivalent certificated or uncertificated shares in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that such new shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

SECTION 6.05.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII.

Indemnification

SECTION 7.01.   (DELETED MARCH 30, 1987)

ARTICLE VIII.

Executive Committee

SECTION 8.01.  Members and Powers.  The Board, by resolution adopted by majority of its total number, may annually elect three or more of its number to constitute an Executive Committee of the Board to have authority to exercise to the extent permitted by law, in the intervals between meetings of the Board, all powers of the Board, except to amend or repeal these Bylaws, or to fill vacancies in its own membership or in the Board, or to declare dividends.  The actions of the Executive Committee shall be ratified at the next succeeding meeting of the Board.

SECTION 8.02.  Meetings.  The Executive Committee may adopt rules governing the method of the notice of the time and place of its meetings and the conduct of the proceedings thereat; but, in the absence of such rules, meetings of the Executive Committee may be called by any member of the Committee.  Notice to each member, regarding the time and place of holding the proposed meeting, shall be given to each member verbally or by mail at least twenty-four (24) hours before the time of the meeting.  No notice of a meeting will be required if all members of the Committee are in attendance, or if notice is waived.  The Executive Committee shall keep a record of its acts and proceedings.

SECTION 8.03.  Quorum.  To constitute a quorum of the Executive Committee for the transaction of business at any meeting, a majority shall be present and the act of a majority of the whole Committee shall be necessary to constitute the act of the Committee.

SECTION 8.04.  Removal of Members.  Any member of the Executive Committee may be removed with or without cause by resolution of the Board, adopted by a majority of its total number then in office.

SECTION 8.05.  Vacancies.  Vacancies in the Executive Committee shall be filled in the same manner as for the original appointment to membership.

ARTICLE IX.

Miscellaneous

SECTION 9.01.  Seal.  The Corporate seal of the Corporation shall consist of two concentric circles, between which is the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, “Corporate Seal, Delaware.”

SECTION 9.02.  Waiver of Notices.  Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 9.03.  Amendments.  Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them, may be altered, amended, repealed or rescinded and new Bylaws may be adopted, (i) by the Board, or (ii) by the stockholders, at any annual meeting of stockholders, or at any special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of meeting.